EXHIBIT 99.3
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On July 22, 2024, the Company completed its previously announced acquisition of Envato Pty Ltd. (“Envato”) pursuant to a Share Purchase Agreement (the “Purchase Agreement”) entered into on May 1, 2024, to acquire all of the issued and outstanding capital stock of Envato (the "Envato Acquisition"). The aggregate consideration paid by the Company, after customary working capital and other adjustments in accordance with the terms of the Purchase Agreement, was $250 million.
The Envato acquisition was funded through an amended and restated credit agreement (the “A&R Credit Agreement”), which was entered into among the Company, as borrower, certain direct and indirect subsidiaries of the Company as guarantors, the lenders party thereto, and Bank of America, N.A., as Administrative Agent for the lenders. The A&R Credit Agreement provides for a five-year (i) senior unsecured term loan facility (the “Term Loan”) in an aggregate principal amount of $125 million and (ii) senior unsecured revolving credit facility (the “Revolver”) in an aggregate principal amount of $250 million. The A&R Credit Agreement provides for a letter of credit subfacility and a swingline facility.
The Envato Acquisition was accounted for using the acquisition method of accounting for business combinations under the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”).
The unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of Regulation S-X, as amended by SEC Final Rule Release No. 33-10786, Amendments to Financial Disclosures About Acquired and Disposed Businesses and are presented to illustrate the estimated effects of the Envato Acquisition.
The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024, was prepared as if the Envato Acquisition had occurred on January 1, 2024.
The following unaudited pro forma condensed combined financial information is derived from the historical financial statements of Shutterstock and Envato, and should be read in conjunction with:
•Shutterstock, Inc.’s consolidated financial statements included in its Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 25, 2025, and incorporated herein by reference.
•Envato’s audited consolidated financial statements as of and for the year ended June 30, 2024, that are included as Exhibit 99.1 in the Company’s Report on Form 8-K filed with the SEC on March 28, 2025 to which this unaudited pro forma condensed combined financial information is being filed as an exhibit.
•Envato’s unaudited condensed consolidated financial statements as of December 31, 2023 and for the six months ended December 31, 2023 and 2022, that are included as Exhibit 99.2 in the Company’s Report on Form 8-K filed with the SEC on March 28, 2025 to which this unaudited pro forma condensed combined financial information is being filed as an exhibit.
•Envato's statement of profit or loss from July 1, 2024 to July 22, 2024, the date of consummation of the Envato Acquisition, derived from the books and records of Envato.
The unaudited pro forma condensed combined financial information has been prepared for illustrative purposes only and are not necessarily indicative of the financial condition or results of operations of future periods or the financial condition or results of operations that would have been realized had the entities been a single entity as of or for the periods presented.
Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial information. The transaction accounting adjustments are based on available information and assumptions that the Company’s management believes are reasonable. Such adjustments are estimates and actual experience may differ from expectations.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2024
(In thousands, except per share data)

	Historical
	Shutterstock	Envato (Note 4)	Envato Acquisition Transaction Accounting Adjustments	Note	Debt Financing Transaction Adjustments	Note	Pro Forma Combined
Revenue	$935,262	$108,988	$—		$—		$1,044,250

Operating expenses:
Cost of revenue	396,297	42,117	8,042	5A	—		446,456
Sales and marketing	222,704	15,969	—		—		238,673
Product development	88,417	13,686	—		—		102,103
General and administrative	159,136	24,607	142	5A	—		183,885
Total operating expenses	866,554	96,379	8,184		—		971,117
Income / (loss) from operations	68,708	12,609	(8,184)		—		73,133
Interest expense	(10,561)	(662)	—		(11,696)	5B	(22,919)
Other income / (expense), net	4,401	1,276	—		—		5,677
Income / (loss) before income taxes	62,548	13,223	(8,184)		(11,696)		55,891
Provision (benefit) for income taxes	26,616	3,097	(2,455)	5A	(2,924)	5C	24,334
Net income / (loss)	$35,932	$10,126	$(5,729)		$(8,772)		$31,557

Earnings per share:
Basic	$1.02						$0.89
Diluted	$1.01						$0.89

Weighted average shares outstanding:
Basic	35,330						35,330
Diluted	35,658						35,658

Notes to Unaudited Pro Forma Condensed Combined Financial Information
Note 1 – Basis of Pro Forma Presentation

On July 22, 2024, the Company completed its previously announced acquisition of Envato Pty Ltd. (“Envato”) pursuant to a Share Purchase Agreement (the “Purchase Agreement”) entered into on May 1, 2024, to acquire all of the issued and outstanding capital stock of Envato (the "Envato Acquisition"). The aggregate consideration paid by the Company, after customary working capital and other adjustments in accordance with the terms of the Purchase Agreement, was $250 million.
The Envato acquisition was funded through an amended and restated credit agreement (the “A&R Credit Agreement”), which was entered into among the Company, as borrower, certain direct and indirect subsidiaries of the Company as guarantors, the lenders party thereto, and Bank of America, N.A., as Administrative Agent for the lenders. The A&R Credit Agreement provides for a five-year (i) senior unsecured term loan facility (the “Term Loan”) in an aggregate principal amount of $125 million and (ii) senior unsecured revolving credit facility (the “Revolver”) in an aggregate principal amount of $250 million. The A&R Credit Agreement provides for a letter of credit subfacility and a swingline facility.
The Envato Acquisition was accounted for using the acquisition method of accounting for business combinations under the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”).
The unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of Regulation S-X, as amended by SEC Final Rule Release No. 33-10786, Amendments to Financial Disclosures About Acquired and Disposed Businesses and are presented to illustrate the estimated effects of the Envato Acquisition.
The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024, was prepared as if the Envato Acquisition had occurred on January 1, 2024.
The following unaudited pro forma condensed combined financial information is derived from the historical financial statements of Shutterstock and Envato, and should be read in conjunction with:
•Shutterstock, Inc.’s consolidated financial statements included in its Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 25, 2025, and incorporated herein by reference.
•Envato’s audited consolidated financial statements for the year ended June 30, 2024, that are included as Exhibit 99.1 in the Company’s Report on Form 8-K filed with the SEC on March 28, 2025 to which this unaudited pro forma condensed combined financial information is being filed as an exhibit.
•Envato’s unaudited condensed consolidated financial statements for the six months ended December 31, 2023 and 2022, that are included as Exhibit 99.2 in the Company’s Report on Form 8-K filed with the SEC on March 28, 2025 to which this unaudited pro forma condensed combined financial information is being filed as an exhibit.
•Envato's statement of profit or loss from July 1, 2024 to July 22, 2024, the date of consummation of the Envato Acquisition, derived from the books and records of Envato.
The unaudited pro forma condensed combined financial information is not necessarily indicative of what Shutterstock’s results of operations would have been had the Envato Acquisition occurred on the date indicated, nor is it necessarily indicative of what the financial position or results of operations of the combined company will be in future periods. The historical financial information has been adjusted to reflect transaction related adjustments that management believes are necessary to present fairly Shutterstock’s pro forma results of operations following the closing of the Envato Acquisition for the period indicated. Additionally, the unaudited pro forma condensed combined statement of operations does not reflect any benefits that may result from potential revenue enhancements, anticipated cost savings and expense efficiencies or other synergies that may be achieved from the transaction.

Envato's financial statements were prepared in accordance with International Financial Reporting Standards ("IFRS") issued by the International Accounting Standards Board ("IASB"). There were no material adjustments required to convert these financial statements to United States generally accepted accounting principles (“U.S. GAAP”). The pro forma adjustments include certain reclassifications to conform Envato’s historical accounting presentation to Shutterstock’s accounting presentation. Shutterstock’s management believes that its assumptions provide a reasonable basis for presenting all of the significant effects of the transactions and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.
Note 2 – Preliminary Fair Value Allocation of Assets Acquired and Liabilities Assumed

The allocation of the purchase price to assets acquired and liabilities assumed is as follows (in thousands):

Assets acquired and liabilities assumed:	As of July 22, 2024
Cash and cash equivalents[1]	$90,591
Accounts receivable	6,818
Other assets	5,404
Right of use assets	273
Fixed assets	895
Intangible assets:
Trademark	31,000
Developed technology	61,000
Customer relationships	14,200
Intangible assets, net	106,200
Deferred tax asset	37,350
Total assets acquired	247,531
Accounts payable	4,173
Contributor royalties payable	11,917
Accrued expenses	30,233
Deferred revenue	46,888
Other liabilities[1]	71,487
Lease liability	190
Total liabilities assumed	164,888
Net assets acquired	82,643
Purchase consideration	250,215
Goodwill	167,572
1Envato’s cash includes $63.4 million for the funding of Envato obligations that were triggered upon the closing of the acquisition (the “Envato Seller Obligations”). These obligations are also reported as assumed liabilities within Other liabilities. The Envato Obligations would not have been incurred had the acquisition not closed, and are presented “on-the-line” because they are not reflected in either the acquirer’s or acquiree’s statement of operations.

The purchased assets included identifiable intangible assets, comprised of trademark, developed technology and customer relationships, which have weighted average useful lives of approximately 10 years, 5 years and 6 years, respectively. Fair values of the trademark and developed technology were determined using the relief-from-royalty method, and the fair value of the customer relationships was determined using the excess of earnings method. Determining the fair value requires management to use significant judgement and estimates, including revenue growth rates, the royalty rate and the discount rate, and the economic life related to developed technology and revenue growth rates, the royalty rate, and the discount rate related to the trademark, among others. The goodwill arising from the transaction is primarily attributable to expected operational synergies and is not deductible for income tax purposes.

Note 3 – Envato’s Statement of Operations Reconciliation for period from January 1, 2024 to July 22, 2024

For purposes of preparing Shutterstock (as adjusted), presented in the pro forma condensed combined statement of operations for the year ended December 31, 2024, Envato's historical audited statement of profit and loss for the twelve months ended June 30, 2024 was adjusted by deducting Envato's unaudited statement of profit and loss for the six months ended December 31, 2023, and adding the unaudited results for Envato from July 1, 2024 to July 22, 2024, the date of consummation of the Envato Acquisition.

The following presents a reconciliation of Envato's statement of operations for the period from January 1, 2024 to July 22, 2024:

(in thousands)	Twelve months ended June 30, 2024 (A)	Six months ended December 31, 2023 (B)	Period from July 1, 2024 to July 22, 2024 (C)	Period from January 1, 2024 to July 22, 2024 (A - B + C)
Revenue from ordinary activities	$197,236	$99,804	$11,556	$108,988

Direct costs	55,814	28,601	3,423	30,636
Employee costs	53,457	24,776	3,225	31,906
Service provider expenses	3,258	1,791	392	1,859
Depreciation, amortization and impairment	3,614	1,887	162	1,889
Data and software expenses	14,509	6,987	571	8,093
Marketing expenses	22,287	11,786	699	11,200
Travel expenses	880	351	44	573
Rental expenses	89	14	24	99
Professional fees	9,762	1,384	578	8,956
Foreign exchange loss / (gain)	551	(364)	87	1,002
Other expenses	2,055	902	15	1,168
Operating profit	30,960	21,689	2,336	11,607
Finance income	3,150	1,019	147	2,278
Finance costs	(5,239)	(4,592)	(15)	(662)
Impairment of investment in associate account for using the equity method	(1,559)	—	—	(1,559)
Share of losses of associates accounted for using the equity method	(187)	(1,775)	—	1,588
Profit before income tax	27,125	16,341	2,468	13,252
Income tax expense	8,400	5,556	253	3,097
Profit for the period	18,725	10,785	2,215	10,155

Note 4 – Envato Statement of Profit or Loss Adjustments and Reclassification

Certain pre-acquisition adjustments and reclassifications for the period from January 1, 2024 to July 22, 2024 have been made in the historical presentation of Envato's statement of operations, as follows.

		For the period from January 1, 2024 to July 22, 2024
		(In thousands)
Envato caption	Shutterstock caption	Envato Historical (Note 3)	Pre-acquisition adjustments	Ref.	Reclassification	Ref.	Envato As Reclassified
Revenue from ordinary activities	Revenue	$108,988	$—		$—		$108,988
Direct costs	Cost of revenue	30,636	—		—		30,636
Employee costs		31,906	—		(31,906)	(ii)	—
	Cost of revenue		—		5,313	(ii)	5,313
	Sales and marketing		—		4,389	(ii)	4,389
	Product development		—		12,031	(ii)	12,031
	General and administrative		—		10,173	(ii)	10,173
Service provider expenses		1,859	—		(1,859)	(iii)	—
	Cost of revenue		—		711	(iii)	711
	Sales and marketing		—		32	(iii)	32
	Product development		—		542	(iii)	542
	General and administrative		—		574	(iii)	574
Depreciation, amortization and impairment		1,889	—		(1,889)	(iv)	—
	Cost of revenue		—		86	(iv)	86
	General and administrative		—		1,803	(iv)	1,803
Data and software expenses		8,093	—		(8,093)	(v)	—
	Cost of revenue		—		5,371	(v)	5,371
	Sales and marketing		—		348	(v)	348
	Product development		—		1,113	(v)	1,113
	General and administrative		—		1,261	(v)	1,261
Marketing expenses	Sales and marketing	11,200	—		—		11,200
Travel expenses	General and administrative	573	—		—		573
Rental expenses	General and administrative	99	—		—		99
Professional fees	General and administrative	8,956	—		—		8,956
Foreign exchange loss / (gain)	Other income / (expense), net	1,002	—		—		1,002
Other expenses	General and administrative	1,168	—		—		1,168
Operating profit	Income before income taxes	11,607	—		—		11,607
Finance income	Other income / (expense), net	2,278	—		—		2,278
Finance costs		(662)	—		662	(vi)	—
	Interest expense	—	—		(662)	(vi)	(662)
Impairment of investment in associate account for using the equity method		(1,559)	1,559	(i)	—		—
Share of losses of associates accounted for using the equity method		1,588	(1,588)	(i)	—		—
Profit before income tax	Income before income taxes	13,252	(29)		—		13,223
Income tax expense	Provision (benefit) for income taxes	3,097	—		—		3,097
Profit for the period	Net income	$10,155	$(29)		$—		$10,126

(i)Adjustment reflecting the change in the fair value of equity method investment that was disposed of prior to Shutterstock's acquisition of Envato.
(ii)Represents the reclassification of "Employee cost" on Envato's statement of profit or loss into "Cost of revenue", "Sales and marketing", "Product development" and "General and administrative" to conform to the Company's statement of operations presentation.
(iii)Represents the reclassification of "Service provider expenses" on Envato's statement of profit or loss into "Cost of revenue", "Sales and marketing", "Product development" and "General and administrative" to conform to the Company's statement of operations presentation.
(iv)Represents the reclassification of "Depreciation, amortization and impairment" on Envato's statement of profit or loss into "Cost of revenue" and "General and administrative" to conform to the Company's statement of operations presentation.
(v)Represents the reclassification of "Data and software expenses" on Envato's statement of profit or loss into "Cost of revenue", "Sales and marketing", "Product development" and "General and administrative" to conform to the Company's statement of operations presentation.
(vi)Represents the reclassification of "Finance costs" on Envato's statement of profit or loss into "Interest expense" to conform to the Company's statement of operations presentation.

Note 5 – Envato Acquisition Pro Forma Adjustments

A.Amortization of intangible assets recorded in connection with purchase accounting adjustments.

(in thousands)	Period from January 1, 2024 to July 22, 2024
Cost of revenue	8,042
General and administrative	142
Provision (benefit) for income taxes	(2,455)

Fair value of intangible assets acquired are as follows:

(in thousands)	Useful Life (in years)	Amount
Trademark	10	$31,000
Developed technology	5	61,000
Customer relationships	6	14,200
Total		106,200
B.The adjustment to record interest expense and issuance costs amortization assumes the loans were obtained on January 1, 2024. The interest rate for this pro forma adjustment is 7.07% for the Senior Term Loan and 7.07% for Revolving Credit Facility. An increase or decrease in the interest rate on loans of one-eighth of one percent would result in a change in interest expense of approximately $0.4 million for the year ended December 31, 2024.

(in thousands)	Period from January 1, 2024 to July 22, 2024
Interest expense	(11,229)
Amortization of deferred issuance cost	(468)
C.Estimated income tax impact of the Debt Financing Transaction Adjustments, using the statutory tax rate.